SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Spark Networks, Inc., a Delaware corporation (the “Company”), to be held at the Company’s principal executive offices located at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211 on June 18, 2008 at 10:00 am Pacific Daylight Time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect a member to the board of directors to serve for a three-year term;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote for the director nominee and for the proposal listed above.

The board of directors has fixed the close of business on April 25, 2008 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The Company’s Annual Report to Stockholders for the year ended December 31, 2007 is enclosed with this notice. The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Corporate Secretary

Dated: April 29, 2008

Beverly Hills, California

SPARK NETWORKS, INC.

PROXY STATEMENT

For Annual Meeting to be Held

June 18, 2008 at 10:00 am Pacific Daylight Time

This proxy statement is delivered to you by Spark Networks, Inc. (“we,” “us,” the “Company,” or “Spark”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on June 18, 2008 at 10:00 am Pacific Daylight Time at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 8, 2008.

The purpose of the Annual Meeting is to seek stockholder approval of two proposals: (1) electing one director to the board of directors and (2) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Annual Report

Our annual report to stockholders for the year ended December 31, 2007 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy card and is not to be considered a part of the proxy-soliciting material.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 25, 2008 (the “Record Date”) will be entitled to vote at the Annual Meeting. There were 25,225,449 shares of common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for (1) the election of the nominee for director named herein and (2) the reappointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2008. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under American Stock Exchange rules, brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the election of the director nominees, but will be counted as votes against the ratification of the appointment of Ernst & Young. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm. Any broker “non-votes” will have no effect on the outcome of the matter (i.e. they will be neither a vote “for” nor a vote “against” the proposal).

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and other regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company has retained Georgeson, Inc. a proxy solicitation firm, for assistance with the distribution of the materials to beneficial stockholders and the solicitation of proxies for the annual meeting at a cost of approximately $6,500 and reimbursement of reasonable out-of-pocket expenses. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that a director is named as a nominee for election to the board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes, with each class serving a three-year term and thereafter until the director’s successor is duly elected and qualified or until the director’s death, resignation or removal. One class of directors is elected annually at the Annual Meeting. The Company’s Bylaws provide for a variable board of directors with a range of between two and nine members. The Company currently has five authorized members on its board of directors. The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.

Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Michael A. Kumin, who is currently a member of the Company’s board of directors. Mr. Kumin has advised the Company of his availability and willingness to serve if elected. In the event that Mr. Kumin becomes unavailable or unable to serve as a member of the Company’s board of directors prior to the voting, the proxy holders will refrain from voting for him or will vote for a substitute nominee in the exercise of their best judgment. You can find information about Mr. Kumin below under the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor or against the nominee and you may also withhold your vote as to the nominee. In order to elect the nominee, the affirmative vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of the nominee for director assuming a quorum is present. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young LLP became our auditors in 2004. The stockholders are being requested to ratify the reappointment of Ernst & Young at the Annual Meeting. The Company anticipates that a representative of Ernst & Young will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2007 and 2006

During the fiscal years ended December 31, 2007 and 2006, we retained Ernst & Young LLP to provide services as follows:

	Fees for the Year Ended December 31,
Service	2007	2006
Audit fees (1)	$695,964	$712,206
Audit-related fees (2)	123,986	17,506
Tax fees (3)	82,229	–
All other fees	–	–

Total audit and non-audit fees	$902,179	$729,712

(1)	Represents fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly reports.

(2)	Represents fees for professional services related to accounting consultation.

(3)	Represents fees for professional services related to income tax compliance and other tax compliance and planning.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval shall include pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as Spark’s independent registered public accounting firm. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY

THE REAPPOINTMENT OF ERNST & YOUNG LLP.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

The person named below will be nominated for election as a director of the Company at this Annual Meeting to serve for a term of three years and thereafter until his successor is elected and has qualified or until his death, resignation or removal. The nominee is currently serving as a director of the Company. The board of directors, as a whole, identifies director-nominees, evaluating candidates based on the requirements set forth in the Company’s Bylaws and applicable regulatory requirements.

Name	Age	Class and Year in Which Term Will Expire	Position
Michael A. Kumin (1)	35	Class II (2011)	Director

(1)	Chairmen of the Compensation Committee and Nominating Committee.

The following is a biographical summary for the Company’s nominee for election as a director:

Michael A. Kumin joined as a member of our board of directors in June 2006. Mr. Kumin is a partner of Great Hill Partners, LLC, a private equity firm and Spark Networks’ largest shareholder, where he has served as an investment professional since June 2002. Previously, he served at separate times as an investment professional for Apollo Advisors, L.P. and Goldman, Sachs L.P. in their private equity funds. He holds a B.A. in public policy and international affairs from Princeton University.

Directors Not Standing for Election

The members of the board of directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Will Expire	Positions
Adam S. Berger	44	Class III (2009)	Chief Executive Officer and Chairman of the Board
Jonathan B. Bulkeley (1)	47	Class III (2009)	Director
Benjamin Derhy (2)	53	Class I (2010)	Director
Thomas G. Stockham (3)	43	Class I (2010)	Director

(1)	Member of the Audit Committee and the Nominating Committee.

(2)	Member of the Audit Committee and the Compensation Committee.

(3)	Member of the Audit Committee and the Compensation Committee.

Adam S. Berger has served as Chief Executive Officer since February 2007, has been a member of Spark’s board of directors since September 2006 and was appointed Chairman of the Board in August 2007. From June 1999 to September 2006, he was CEO of WeddingChannel.com Inc. where he led the company for seven years from its early stages through its sale to The Knot, Inc. Immediately prior, Mr. Berger was President of The Franklin Mint, a direct marketing company. He began his career with The Procter and Gamble Company and later joined The Boston Consulting Group. Mr. Berger is currently a director of People Support Inc. (Nasdaq: PSPT). He received an M.B.A. with distinction from the Harvard Business School in 1991 and a B.S. in Chemical Engineering from the University of California at Berkeley.

Jonathan B. Bulkeley joined the board of directors in September 2006. Mr. Bulkeley is CEO of Scanbuy, Inc., a company that develops bar code readers for cell phones. Prior to joining Scanbuy, he was Managing Partner of Achilles Partners LLC, an investment, advisory and research firm, and prior to that, he was Chairman and CEO of Lifeminders, Inc., an online direct marketing company. From December 1998 to January 2000, Mr. Bulkeley was CEO of barnesandnoble.com. Mr. Bulkeley also served as Vice Chair of EDGAR-Online from April 2003 to April 2004 and Chairman of QXL Ricardo, plc from February 1998 to December 2004. He currently sits on the board of directors of the US Trusts’ Excelsior Buyout Fund of Funds, Excelsior Absolute Return Hedge Fund of Funds and Excelsior Real Estate Fund. Mr. Bulkeley is a graduate of Yale University.

Benjamin Derhy has served as a member of the Company’s board of directors since October 2004. Over the last five years, Mr. Derhy has not held any employment positions but has been a private investor and entrepreneur, focusing on Internet, consumer products and real estate sectors as well as start-up companies in Europe and Israel. His experience also includes working with American companies and their expansion internationally. In 1984, Mr. Derhy co-founded Turbo Sportswear, a clothing manufacturer, and was employed there until 1997. Mr. Derhy holds both B.A. and M.B.A. degrees from the Hebrew University.

Thomas G. Stockham has served as a member of the Company’s board of directors since August 2007. Since May 2007, Mr. Stockham has not held any employment positions but has been an advisor, private investor and entrepreneur. From June 2006 to May 2007, Mr. Stockham served as the CEO and as a director of 3point5, Inc., a provider of online training services for manufacturers, retailers and retail salespeople. From September 2001 to April 2005, Mr. Stockham served as the CEO and President of MyFamily.com, Inc. (now known as The Generations Network), a provider of online media and subscription services for family genealogy and other services. Prior to MyFamily.com, Mr. Stockham served as president of Ticketmaster.com. Mr. Stockham received a B.A. in Government from Dartmouth College in 1987 and an M.B.A. from Stanford University in 1991.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of the Company’s board of directors. For information concerning Adam S. Berger, see “Directors Not Standing for Election” above.

Name	Age	Position
Gregory R. Liberman	36	President and Chief Operating Officer
Brett A. Zane	41	Chief Financial Officer
Gregory J. Franchina	44	Chief Information Officer
Joshua A. Kreinberg	37	General Counsel and Corporate Secretary

Gregory R. Liberman was appointed President in June 2006 and Chief Operating Officer in August 2005. He served as our General Counsel from October 2004 to April 2006 and Company Secretary from January 2005 to September 2006. From January 2004 to May 2004, Mr. Liberman served as General Counsel and Corporate Secretary of CytRx Corporation, a publicly-traded biotechnology company based in Los Angeles. During his tenure there, Mr. Liberman oversaw legal affairs, policy and strategy for the company. From January 2002 to December 2003, Mr. Liberman served as an independent strategic consultant. Mr. Liberman earned a J.D., with Honors, from The Law School at the University of Chicago and an A.B., with University Distinction and Honors in Economics, from Stanford University.

Brett A. Zane was appointed as our Chief Financial Officer effective December 2007. Prior to joining us, Mr. Zane served as Chief Financial Officer of Lindora, Inc., a regional commercial weight loss management company since 2006. Prior to that, since 2004, Mr. Zane was Chief Financial Officer of Action Media Holdings, LLC, from 2003 until 2004 he was Chief Financial Officer of Liberman Broadcasting, Inc., a Spanish-language television and radio broadcaster, during which time certain securities of Liberman became publicly traded, and from 1994 to 2003, Mr. Zane was Vice President and Chief Financial Officer of Logex Corporation, a specialty logistics and distribution company. Mr. Zane holds an MBA from The Anderson Graduate School of Management at UCLA and a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania.

Gregory J. Franchina has served as our Chief Information Officer since June 2007. Mr. Franchina has over 21 years of technical and operational experience. From January 2007 to May 2007, Mr. Franchina worked as an independent consultant. From November 2005 to December 2006, Mr. Franchina was the Chief Information Officer and Vice President of Operations for Spot Runner, Inc., an Internet-based advertising agency. From July 1998 to November 2005, Mr. Franchina was the Chief Information Officer and Vice President of Operations for WeddingChannel.com, Inc., a provider of online wedding planning and bridal services. Mr. Franchina holds a B.S. in Computer Science from The College of William and Mary.

Joshua A. Kreinberg has served as our General Counsel since April 2006 and Corporate Secretary since September 2006. Prior to joining us, Mr. Kreinberg practiced law in Los Angeles and Paris with Gibson, Dunn & Crutcher LLP from May 1999 to April 2006 and Sullivan & Cromwell LLP from October 1997 to April 1999. He also served as a law clerk in Wilmington, Delaware at the U.S. Court of Appeals for the Third Circuit. Mr. Kreinberg earned a J.D. and an L.L.M. in international and comparative law with honors from Duke University’s School of Law as well as an M.B.A. from Duke University’s Fuqua School of Business where he was a Fuqua Scholar. Mr. Kreinberg also holds an A.B. with University Distinction and Honors in Quantitative Economics and Political Science from Stanford University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Company’s board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net, and is available in print, without charge, upon written request to the Corporate Secretary at Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211. The Company intends to post promptly any amendments to or waivers of the Code on its Web site.

Director Independence

The board of directors has determined that each of the non-management directors, Jonathan B. Bulkeley, Benjamin Derhy, Michael A. Kumin and Thomas G. Stockham, as well as Michael A Brown, a former director who served during 2007, is an “independent” director as defined by the listing standards of The American Stock Exchange (“AMEX”) currently in effect and approved by the U.S. Securities and Exchange Commission (“SEC”) and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the AMEX rules.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Legal Proceedings

Neither the nominee nor any director or executive officer has been involved in the certain legal proceedings listed in Item 401 of Regulation S-K.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2007, the board of directors met thirteen times, the Audit Committee met seven times, the Nominating Committee met four times and the Compensation Committee met twelve times. Each current director who was on the board during 2007 attended at least 75% of the aggregate number of meetings held by (1) the board of directors and (2) those committees of the board of directors on which he served, except Thomas G. Stockham who joined the board in August 2007 and attended five out of the seven meetings of the board held after his appointment as a director.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2007, Mr. Berger attended the Annual Meeting of Stockholders in person.

Board Committees

Audit Committee. The Audit Committee consists of Jonathan B. Bulkeley, Benjamin Derhy and Thomas G. Stockham, each of whom is an independent director. Mr. Bulkeley, Chairman of the Audit

Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist the Company’s Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•

The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.

•

Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our Company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee Charter is available on the Company’s website at: www.spark.net.

Compensation Committee. The Compensation Committee consists of Michael A. Kumin, Benjamin Derhy and Thomas G. Stockham. Each member is an independent director. Mr. Kumin is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s directors, executive officers, including our Chief Executive Officer, and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee conducts an annual review (in connection with the conclusion of our business planning process) of the compensation packages for each of our named executive officers. Based on this review, the Compensation Committee approves, to the extent applicable, (a) base salary changes, (b) any cash payout amounts earned under the previous year’s annual cash incentive awards, (c) equity grants and (d) targets and potential payout amounts under any performance-based incentive compensation programs for the new year. The Compensation Committee will annually review the proposed performance metric(s) applicable to the named executive officers and approve the performance targets and target payout amounts for the named executive officers. The Company does not have a general equity grant policy. However, the Compensation Committee currently holds regular monthly meetings, which generally occur on the first Monday of the month to consider stock option grants and any other Compensation Committee business; however, the Compensation Committee may change this schedule to grant options on an alternative, consistent basis. The Compensation Committee may take other individual compensation actions during the year as needed. In reviewing and making compensation decisions of other executive officers, the Committee may consult with the Company’s Chief Executive Officer and any others who can review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant and other advisors to assist in the evaluation of director, Chief Executive Officer (CEO) or executive officer compensation.

The board of directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is available on the Company’s website at: www.spark.net.

Nominating Committee. The Nominating Committee consists of Jonathan B. Bulkeley and Michael A. Kumin, each of whom is an independent director. Mr. Kumin is the Chairman of the Nominating Committee. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is available on the Company’s website at: www.spark.net.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The board of directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the American Stock Exchange, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director. The value of diversity on the board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Stockholders. The Nominating Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the board of directors meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Nominating Committee in the same manner as are other possible candidates.

Nomination for election to the board of directors at a meeting of stockholders may be made by any stockholder of the Company who complies with the following notice procedures, is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of annual meeting; provided, however, that in the event that the date of the annual meeting differs by more than 30 days from such anniversary date or if the Company has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. In the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

A stockholder’s notice shall set forth (I) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board, and (II) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such nominee before the meeting and (e), to the extent applicable, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Company and the Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2007 and 2006 by our current and former Chief Executive Officer, two of our most highly compensated executive officers who were employed by us as of December 31, 2007 and whose total compensation exceeded $100,000 during that fiscal year, and former executive officers who were not executive officers as of December 31, 2007 but are required to be included (the “named executive officers”).

Name	Year	Salary		Bonus			Option Awards (1)			Nonequity incentive plan compensation (2)			All other compensation (3)			Total
Adam S. Berger (4) Chief Executive Officer	2007		$302,273		$133,000	(5)		$787,664	(6)		$346,454			$18,582	(7)		$1,587,973
Gregory R. Liberman President and Chief Operating Officer	2007 2006	$ $	287,500 243,466		$20,000 –		$ $	530,867 209,594		$ $	73,970 41,500	(8)	$ $	9,000 7,981		$ $	921,337 502,541
Joshua A. Kreinberg General Counsel and Corporate Secretary	2007 2006	$ $	215,000 143,258	$ $	15,000 10,000		$ $	129,408 73,176			$48,317 –	(9)	$ $	9,000 5,730		$ $	416,725 232,164
David E. Siminoff (10) Former Chief Executive Officer	2007 2006	$ $	120,000 480,000		– –		$ $	608,703 796,750			– –		$ $	1,937 8,400		$ $	730,640 1,285,150
Mark G. Thompson (11) Former Chief Financial Officer	2007 2006	$ $	225,000 205,966		– –		$ $	266,978 427,000		$ $	76,888 90,500	(12)	$ $	9,000 8,400		$ $	577,866 731,866

(1)	Represents the expense recognized by us for fiscal years 2007 and 2006 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Estimates and Assumptions” in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Our Compensation Committee establishes an amount of money each year from which bonuses can be distributed to the executive officers of the Company. This amount is based on the Company’s gross revenue and earnings before interest, depreciation and amortization (also known as EBITDA). Bonus amounts for each executive officer are based on such amount as well as individual management objectives.

(3)	Represents 401(k) plan employer contributions.

(4)	Mr. Berger became our Chief Executive Officer effective February 21, 2007.

(5)	Represents an annual retention bonus of $50,000 and a 2007 guaranteed performance bonus of $83,000 paid pursuant to the terms of Mr. Berger’s employment agreement described below.

(6)	Includes (i) $22,246 in option grants during Mr. Berger’s service as a member of our board of directors prior to his appointment as Chief Executive Officer and (ii) $576,537 in option grants made once Mr. Berger became our Chief Executive Officer.

(7)	Includes (i) $1,528 for fees received in connection with Mr. Berger’s service as a member of our board of directors prior to his appointment as Chief Executive Officer, (ii) $8,054 in costs related to health insurance premiums and premiums on a term life insurance policy, and (iii) $9,000 of 401(k) employer contribution.

(8)	Includes a bonus of $25,000 paid pursuant to Mr. Liberman’s employment agreement in connection with listing on the American Stock Exchange in February 2006.

(9)	Includes a bonus in the amount of $25,000 paid in connection with the completion of the Company’s Scheme of Arrangement and a bonus of $10,000 paid in connection with the Company’s timely submission of the Company’s filings with the Securities and Exchange Commission during fiscal year 2007, each paid pursuant to Mr. Kreinberg’s employment agreement.

(10)	Mr. Siminoff resigned as our Chief Executive Officer effective February 20, 2007.

(11)	Mr. Thompson resigned as our Chief Financial Officer effective December 19, 2007.

(12)	Includes a bonus of $80,000 paid in connection with listing on the American Stock Exchange in February 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date
Adam S. Berger Chief Executive Officer (1)	15,625 – – –	34,375 1,030,000 200,000 70,000	– – – – –	$ $ $ $	5.58 5.45 6.81 5.74	9/12/2013 2/12/2017 2/12/2017 2/21/2017

Gregory R. Liberman President and Chief Operating Officer (2)	37,500 31,766 75,000	112,500 75,234 25,000	– – –	$ $ $	6.05 4.06 7.36	12/4/2013 9/20/2014 10/25/2009

Joshua A. Kreinberg General Counsel (3)	37,500 3,750 –	62,500 16,250 70,000	– – –	$ $ $	6.40 5.27 5.35	4/6/2013 2/5/2014 7/2/2014

David E. Siminoff Former Chief Executive Officer (4)	25,000 118,750	– –	– –	$ $	10.31 4.58	2/20/2008 2/20/2008

Mark G. Thompson Former Chief Financial Officer (5)	150,000 50,000	50,000 –	– –	$ $	7.22 7.22	10/4/2009 10/4/2009

(1)	Mr. Berger’s options vest as follows (with reference to total options and exercise price):

Options	Vesting Schedule
50,000 at $5.58	25% vested on 9/12/2007 and 6.25% vest quarterly thereafter
1,030,000 at $5.45	25% vested on 2/12/2008 and the balance vests monthly thereafter
200,000 at $6.81	25% vested on 2/12/2008 and the balance vests monthly thereafter
70,000 at $5.74	25% vested on 2/21/2008 and the balance vests monthly thereafter

(2)	Mr. Liberman’s options vest as follows (with reference to total options and exercise price):

Options	Vesting Schedule
150,000 at $6.05	6.25% vests quarterly from 11/27/06
107,000 at $4.06	25% vested on 9/20/07 and 6.25% vests quarterly thereafter
100,000 at $7.36	6.25% vests quarterly from 10/25/04

(3)	Mr. Kreinberg’s options vest as follows (with reference to total options and exercise price):

Options	Vesting Schedule
100,000 at $6.40	25% vested on 4/6/07 and 6.25% vests quarterly thereafter
20,000 at $5.27	6.25% vests quarterly from 1/1/07
70,000 at $5.35	25% vested on 4/1/08 and 6.25% vests quarterly thereafter

(4)	Mr. Siminoff resigned in February 2007. Mr. Siminoff exercised 118,750 vested options in early 2008 and the remaining 25,000 vested options expired on February 20, 2008.

(5)	Mr. Thompson resigned as chief financial officer in December 2007 but remained a consultant to the Company through March 31, 2008. Mr. Thompson’s unvested options terminated on March 31, 2008 and his vested options will expire on June 30, 2008.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Adam S. Berger

On February 12, 2007, in connection with the appointment of Adam S. Berger as CEO, the Company and Mr. Berger executed an Executive Employment Agreement (the “Agreement”).

Term, Salary and Bonus. The Agreement will continue until December 31, 2010, unless terminated earlier. Pursuant to the terms of the Agreement, Mr. Berger receives a base salary of $350,000 per year, which will be reviewed annually and may be increased at the sole discretion of the Compensation Committee of the board of directors in light of Mr. Berger’s performance and the Company’s financial performance and other economic conditions, but may not be decreased without Mr. Berger’s written consent. Mr. Berger will also be paid an annual retention bonus of $50,000. Mr. Berger is eligible to receive an annual performance bonus equal to a minimum of $75,000, a maximum of $450,000 and a target amount of $300,000. The performance bonus will be based on a twelve-month calendar year and will be based on goals set by the board of directors with input from Mr. Berger and the Compensation Committee related to the Company’s gross revenue, earnings before interest, depreciation and amortization (also known as EBITDA) and management objectives.

Option Grants. On February 12, 2007, in connection with execution of the Agreement, Mr. Berger received a grant under the Company’s 2004 Option Scheme of 1,030,000 stock options with an exercise price of $5.45. 257,500 of the options vested on February 12, 2008 and 1/36th of the remaining 772,500 options vest each month thereafter so that all 1,030,000 options will be vested and exercisable four years from the date of grant. Mr. Berger also received an additional 200,000 stock options with an exercise price of $6.81, which was 125% of fair market value of the Company’s ordinary shares on that date. 50,000 of those options vested on February 12, 2008 and 1/36th of the remaining 150,000 options vest each month thereafter so that all 200,000 options will be vested and exercisable four years from the date of grant. Lastly, on February 21, 2007, the effective date of the Agreement, Mr. Berger received a grant of 70,000 incentive stock options, 17,500 of which vested on the one year anniversary of the grant date and 1/36th of the remaining 52,500 will vest each month thereafter so that all 70,000 options will be vested and exercisable four years from the date of grant. All options have a term of 10 years.

Other Benefits. Mr. Berger is eligible for all health and welfare benefits generally available to the Company’s fulltime employees, with the Company covering the costs of such benefits and reimbursing Mr. Berger for COBRA health and welfare plan expenses associated with his prior employer. Mr. Berger will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company, including up to $7,500 per year in business related education and training, and for any reasonable legal fees incurred in connection with the Agreement, the negotiation and execution of any new employment agreements of any successor organization in connection with a change in control and any future agreements with the Company entered into upon termination of employment.

Termination Benefits. Generally, upon termination, Mr. Berger will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. Berger is terminated without cause or if he leaves for good reason, then Mr. Berger will also receive a severance package that consists of (i) a single cash lump sum payment equal to his retention bonus plus 100% of his base salary, (ii) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (iii) immediate vesting of the lesser of 325,000 options or the remaining unvested options; provided that Mr. Berger executes a separation agreement with the Company that includes a general mutual release. Termination with “cause” means admission to or conviction of a felony, gross negligence or willful misconduct in the performance of employment duties that is likely to materially damage the Company’s financial position, or material breach of the Agreement by Mr. Berger that is not cured within 30 days of notice. “Good reason” means a material breach of the Agreement by the Company that is not cured within 30 days of notice, Mr. Berger’s base salary, retention bonus or other bonus opportunity is reduced without his consent or the options are not fully complied with by the

Company, a reduction in Mr. Berger’s title, duties, or responsibilities or the assignment of any duties inconsistent with his position, a requirement to relocate without Mr. Berger’s consent of more than 35 miles, the Company’s non-renewal of the Agreement or, to the extent required, stockholder approval is not obtained for any provisions of the Agreement. Mr. Berger will not be entitled to any severance package if he voluntarily resigns or otherwise terminates employment with the Company other than for good reason, or the Company terminates Mr. Berger’s employment with cause.

Death or Disability. Upon death or disability, Mr. Berger is entitled to payment of his retention bonus, his unpaid prorated base salary, reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period, and a single cash lump-sum payment equal to the minimum bonus that would have been paid that year, prorated according to the number of days that have elapsed since the beginning of the fiscal year in which Mr. Berger dies or becomes disabled. Disability includes Mr. Berger’s inability by reason of physical or mental illness to fulfill his obligations pursuant to the Agreement for 90 consecutive days or for a total of 180 days in any 12-month period which renders Mr. Berger unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company.

Change of Control. Upon a change in control of the Company, all of Mr. Berger’s unvested stock options will immediately vest. However, if a successor company retains Mr. Berger for the one-year period following a change in control then the Agreement will remain effective and any proceeds received by Mr. Berger with respect to 50% of Mr. Berger’s options, the vesting of which was accelerated by the change in control, will be deposited in escrow to be released upon the earlier of the one year anniversary of employment by the successor company or if Mr. Berger is terminated for any reason except for cause by the successor company or without good reason by Mr. Berger. Furthermore, if Mr. Berger is terminated without cause or leaves for good reason within one year after a change of control, then Mr. Berger will receive the severance package described above under “Termination Benefits.” The escrow will be forfeited if Mr. Berger is terminated during that one year period for cause or if he leaves without good reason. A change in control is the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity.

Tax-Related Provisions. If Mr. Berger is deemed a specified employee as defined in Section 409A of the Internal Revenue Code, the Company may pay him interest at the prime rate plus 3% on any amounts deferred. If any payment to Mr. Berger would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, together with any interest or penalties imposed with respect to such excise tax, then Mr. Berger will be entitled to receive an additional payment equal to the amount of the excise tax.

Other Terms. Mr. Berger is prohibited from disclosing confidential information regarding the Company or engaging in any work that creates an actual conflict of interest with the Company’s business where such conflict would materially and substantially disrupt the Company’s operations. Any obligation not to disclose confidential Company information will continue for two years after the date Mr. Berger’s employment is terminated. Furthermore, during the term of the Agreement and for 12 months after, Mr. Berger has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

Gregory R. Liberman

In August 2005, the Company entered into an employment agreement with Gregory R. Liberman which defined the terms of his employment as our Chief Operating Officer. The agreement was amended in March 2006 and again in November 2006 to reflect updates to the terms of his employment as President and Chief Operating Officer. The agreement contains a “change of control” provision whereby all unvested option shares vest and become exercisable immediately in the event a person or entity purchases more than 50% of the Company’s shares. Either party may terminate the employment agreement without cause with 30 days notice. If the Company terminates the employment agreement without cause, or if Mr. Liberman terminates the employment agreement for good reason, Mr. Liberman is entitled to receive severance pay from the Company for a period of six months following the termination of his employment. Termination with cause includes a material misappropriation of any monies or assets or properties, a material breach by Mr. Liberman of the terms of the agreement that has not been cured within 30 days after written notice, the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude, gross negligence or willful misconduct. Good reason includes the Company’s requirement to relocate more than 50 miles, or any material breach by the Company which is not cured within 30 days of written notice. The amount of severance to be paid to Mr. Liberman each month will equal his monthly salary at the time of his termination, less applicable payroll tax withholding. This agreement also prescribes a twelve month period following termination wherein Mr. Liberman is prohibited from soliciting or disaffecting customers and employees of the company.

Joshua A. Kreinberg

On July 2, 2007, the Company and Joshua A. Kreinberg entered into an Executive Employment Agreement, which defines the terms of Mr. Kreinberg’s employment as the Company’s General Counsel and Secretary.

Term and Compensation. Mr. Kreinberg’s employment agreement continues indefinitely, however, either party may terminate the agreement upon 30 days’ written notice or immediately by the Company or Mr. Kreinberg for cause or good reason, respectively. Pursuant to the terms of the agreement, the Company will pay Mr. Kreinberg an annual base salary of not less than $215,000 per year. Mr. Kreinberg is eligible for annual bonuses and salary increase reviews in accordance with the normal customs and practices of the Company.

Options. In connection with the execution of the agreement, the Company issued to Mr. Kreinberg options to purchase 70,000 of the Company’s shares, 25% of which became exercisable on April 1, 2008 and 6.25% of which vest at the end of each three-month period thereafter. Plus, the options contain a “Change of Control Provision” whereby all unvested options will automatically vest if any person acquires a vested interest in more than 50% of the Company’s shares; provided, however, that if a successor company retains Mr. Kreinberg’s services for the one-year period following such change of control, then any cash proceeds with respect to 50% of those options that were accelerated will be deposited into escrow which will provide that (i) the proceeds will be paid to Mr. Kreinberg upon the earlier of the one-year anniversary of such change of control or if Mr. Kreinberg is terminated without cause or he resigns for good reason, and (ii) the proceeds will be forfeited if Mr. Kreinberg is terminated during the one-year period for cause or he resigns without good reason.

Severance. If Mr. Kreinberg is terminated without cause or he resigns for good reason, Mr. Kreinberg will receive severance pay, based on his current salary, for six months following termination. The term “cause” includes a material misappropriation of the Company’s assets, a material breach of the Agreement that has not been cured, conviction of a felony, and gross negligence or willful misconduct. “Good reason” includes relocation in excess of 50 miles, a reduction in or non-payment of base salary, the Company’s non-compliance with the terms of option agreements, and a material breach by the Company of the agreement that is not cured.

Non-Solicitation. Mr. Kreinberg must not, for twelve months following termination of the Agreement, solicit or attempt to cause any customer of the Company (or any subsidiary, affiliated, or holding companies) not to do business with the Company nor solicit for employment, employ or disaffect any other employee of the Company (or any subsidiary, affiliated, or holding companies), other than through normal recruiting efforts applied generally to the public.

Director Compensation

Prior to May 1, 2008, we paid our non-employee directors the following compensation, except Michael A. Kumin, who did not receive any fees for his service on the board of directors or any committee in 2007:

•	Base Annual Board Service Fee: Each director is paid $2,500 per quarter (or $10,000 annually).

•

Excess In-Person Board Meeting Fee: Each director is paid $1,000 for in-person attendance at each in-person board meeting that is in excess of in-person attendance of four times in a calendar year, and such amount will not exceed the aggregate of $4,000 per year. No fees are paid for telephonic meetings or telephonic attendance at in-person board meetings.

•

Base Annual Committee Service Fee: Each member of the Nominating and Compensation Committees receives $1,000 annually and each member of the Audit Committee receives $2,000 annually for committee service.

•

Committee Chairmanship Annual Fee: Each Chair of the nominating and compensation committees is paid $500 annually and the Chair of the Audit Committee is paid $1,000 annually for service as a committee Chair.

•

Excess Committee In-Person Meeting Fee: Each committee member is paid $500 for in-person attendance at each in-person committee meeting that is in excess of in-person attendance of four times in a calendar year; and such amount will not exceed the aggregate of $2,000 per year. No fee is paid for telephonic meetings or telephonic attendance at in-person board meetings.

•	Expenses: Each director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

Officers of our Company who are members of the board of directors are not paid any directors’ fees.

Directors are eligible to receive, from time to time, grants of options to purchase shares under our equity incentive plans.

Our board of directors has elected to change the compensation granted to directors effective May 1, 2008 as follows: (i) the annual compensation for serving as a director will be $22,000; (ii) the annual fee for serving as a member of the Compensation, Nominating or Audit Committee will be $1,000 per committee; (iii) the annual fee for serving as the chairman of the Audit Committee will be $3,000; and (iv) the annual fee for serving as the chairman of the Nominating or Compensation Committee will be $2,000 per chairmanship. This compensation policy will replace all director compensation policies discussed above, with the exception that each director will continue to receive expense reimbursement for reasonable travel for in-person board and committee meeting attendance. For the avoidance of doubt, there will be no meeting attendance fee or committee service fee. Mr. Kumin has informed the Company that he no longer intends to waive his fees for service on the board of directors and its committees.

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2007 by our board of directors.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1) (2)	Total
Jonathan B. Bulkeley Director	$13,643	$29,263	$42,906
Benjamin Derhy Director	$12,000	$86,305	$98,305
Thomas G. Stockham Director	$5,040	$12,393	$17,433

(1)	Represents the expense recognized by us for fiscal year 2007 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. See also our discussion of share based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Estimates and Assumptions” in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	The following options are outstanding as of December 31, 2007: Jonathan B. Bulkeley – 50,000; Benjamin Derhy – 110,000; and Thomas G. Stockham – 50,000.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2007 regarding compensation plans, including any individual compensation arrangements, under which equity securities of Spark Networks, Inc. are authorized for issuance. In connection with the effect of the July 2007 Scheme of Arrangement, the Company assumed all outstanding options of its predecessor, Spark Networks plc, under its 2000 and 2004 Share Option Schemes. Of the shares reported below to be issued upon exercise of outstanding options, 3,758,560 were granted under the previous Option Schemes. The remainder of shares to be issued upon exercise of outstanding options and number of securities available for future issuance are under the Company’s 2007 Omnibus Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,317,060	$5.98	1,941,500	(1)
Equity compensation plans not approved by security holders	–	–	–
Total	4,317,060	N/A	1,941,500

(1)	In July 2007, the Company adopted the 2007 Omnibus Incentive Plan. The Incentive Plan currently has 2,500,000 shares authorized for issuance and beginning on the first day of the Company’s fiscal year beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 25,225,449 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. Unless otherwise indicated, the address of our officers and directors is c/o: Spark Networks, Inc., 8383 Wilshire Blvd., Suite 800, Beverly Hills, California 90211.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
Great Hill Investors, LLC (1)	9,085,000	36.0%
Capital Research Global Investors (2)	2,629,780	10.4%
Alon Carmel (3)	2,448,019	9.7%
Moab Capital Partners, LLC (4)	1,861,487	7.4%

Executive Officers and Directors:
Adam S. Berger (5)	455,208	1.8%
Gregory R. Liberman (6)	198,047	*	%
Brett A. Zane	–	*	%
Gregory J. Franchina (5)	68,750	*	%
Joshua A. Kreinberg (5)	73,750	*	%
Benjamin Derhy (5)	70,000	*	%
Michael A. Kumin	–	*	%
Jonathan B. Bulkeley (7)	41,875	*	%
Thomas G. Stockham	–	*	%
All directors and executive officers as a group (9 persons) (8)	907,630	3.6%

*	Less than 1%.

(1)	Based on a Schedule 13D filed with the SEC on February 11, 2008: Consists of 81,221 shares held by Great Hill Investors, LLC (“GHI”); 5,713,465 shares held by Great Hill Equity Partners II, Limited Partnership (“GHEP II”); and 3,072,641 shares held by Great Hill Affiliate Partners II, L.P. (“GHAP II,” and together GHI and GHEP II, the “Funds”). Each Fund is an investment fund, principally engaged in the business of making private equity and other investments. Great Hill Partners GP II, LLC (“GPII,” and together with the Funds, the “Great Hill Entities”) is the sole general partner of GHEP II and GHAP II. Stephen F. Gormley, Christopher S. Gaffney, a former director of the Company, and John G. Hayes (collectively, the “Controlling Persons”) are the managers of GPII and GHI. The principal business office of the Funds, GPII and the Controlling Persons is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109.

(2)	The following is based on a Schedule 13G filed with the SEC on February 11, 2008: Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. CRGI is deemed to be the beneficial owner of 2,629,780 shares as a result of CRMC’s acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRGI has sole dispositive power over these shares. Included in the holdings of CRGI is the holding of SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC. SMALLCAP World Fund, Inc. is the beneficial owner of 2,403,000 shares, of which it has sole voting power. Based on information provided to us by CRMC, CRMC is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. The persons controlling the investment decisions with respect to the shares held by CRGI and SMALLCAP World Fund are Gordon Crawford, J. Blair Frank, J. Dale Harvey, Claudia Huntington, Jonathan Knowles and Mark Denning. The address for both entities is 333 South Hope Street, Los Angeles, California 90071.

(3)	Share ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on July 6, 2007. The aggregate amount excludes 8,000 shares held by Mr. Carmel’s wife. In addition, as described in the Schedule 13D, with reference to a Schedule 13D filed on December 12, 2005, Mr. Carmel may be deemed to be part of a group with: (i) Great Hill Affiliates; (ii) Shapira; (iii) the Tiger Global Entities; (iv) the Criterion Entities; and/or (v) the other Group Members. Mr. Carmel does not affirm to be part of a group and expressly disclaims beneficial ownership of shares beneficially owned by such parties. Accordingly, such shares are not included in the amounts specified by Mr. Carmel. Mr. Carmel’s address is 269 S. Beverly Drive, # 1091 Beverly Hills, California 90212.

(4)	Share ownership is based on a Schedule 13D filed with the SEC on March 31, 2008. Moab Capital Partners LLC has sole voting and investment power over the security holdings of Moab Partners LP, which is the record holder of the shares. Michael M. Rothenberg and. David A Sackler, in their roles as the managers of Moab Capital Partners LLC, control its voting and investment decisions.

(5)	Consists of shares underlying options exercisable within 60 days of the Record Date.

(6)	Includes 185,547 shares underlying options exercisable within 60 days of the Record Date.

(7)	Includes 21,875 shares underlying options exercisable within 60 days of the Record Date.

(8)	Shares beneficially owned by all executive officers and directors as a group include options to purchase 875,130 shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s current officers, directors and beneficial holders of 10% or more of its equity securities became subject to such requirement and to date, based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of the Company’s officers or directors has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the board of directors and applicable AMEX Rules and SEC standards. The Audit Committee represents and assists the board of directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of Spark’s financial statements, Spark’s compliance with legal and regulatory requirements, the qualifications and independence of Spark’s registered public accounting firm, Ernst & Young LLP, and the performance of Spark’s internal controls and of Ernst & Young LLP.

The Audit Committee has reviewed and discussed with Spark’s management, internal finance staff, internal auditors and Ernst & Young LLP, with and without management present, Spark’s audited financial statements for the fiscal year ended December 31, 2007 and management’s assessment of the effectiveness of Spark’s internal controls over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the results of the independent auditors’ examinations and the judgments of Ernst & Young LLP concerning the quality, as well as the acceptability, of Spark’s accounting principles and such other matters that Spark is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, as amended, and has discussed with Ernst & Young LLP their independence from Spark and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Ernst & Young LLP during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Benjamin Derhy
Jonathan B. Bulkeley
Thomas G. Stockham

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Efficient Frontier

In 2004, we entered into an agreement with Efficient Frontier, a provider of online marketing optimization services to procure and manage a portion of our online paid search and keyword procurement efforts. The Chief Executive Officer of Efficient Frontier is the wife of our former Chief Executive Officer and Chairman of the Board, David E. Siminoff. We paid approximately $161,000 to Efficient Frontier in 2007.

Other Agreements

As of December 31, 2007, Great Hill Investors, LLC, Great Hill Equity Partners II Limited Partnership and Great Hill Affiliate Partners II L.P. owned an aggregate of 9,085,000 shares of our common stock. On December 1, 2005, we and Great Hill Equity Partners II (“Great Hill”) entered into a standstill agreement (the “Standstill Agreement”) pursuant to which Great Hill agreed that its ability to increase its beneficial ownership of our securities would be subject to the terms and conditions of the Standstill Agreement, which has a term of five years unless terminated earlier. Pursuant to the Standstill Agreement, Great Hill agreed that it would not acquire or seek to acquire beneficial ownership of any of our voting securities (or rights to acquire any class of our securities or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (1) prior to giving effect thereto, the Great Hill Group beneficially owns less than 60% of Total Voting Power and (2) after giving effect, the Great Hill Group would beneficially own more than 29.9% of Total Voting Power. The provisions of the Standstill Agreement do not apply to (1) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction us, and (2) offers to acquire securities by the Great Hill Group to all of the holders of our voting securities.

Policies and Procedures with Respect to Related Party Transactions

The Company does not maintain a formal policy for determining the terms of its related party transactions. The Company’s board of directors is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our board of directors is required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2009 annual meeting of stockholders, they must deliver a written copy of their proposal no later than January 9, 2009. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2009 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our Bylaws, deliver a copy of their proposal no later than the close of business on the 90th day prior to the first anniversary of this annual meeting, nor earlier than the 120th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the Company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting or if the Company has not previously held an annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Mailing Instructions

In either case, proposals should be delivered to Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, Attention: Joshua A. Kreinberg, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, by telephone at (323) 658-3000 or by email to jkreinberg@spark.net specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Joshua A. Kreinberg
Corporate Secretary

Dated: April 29, 2008

Beverly Hills, California

ANNUAL MEETING OF STOCKHOLDERS OF

SPARK NETWORKS, INC.

June 18, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEE:

		☐	☐	☐	☐	Michael A. Kumin

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Approve the reappointment of Ernst & Young LLP., as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space provided. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐	Address Change

Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

SPARK NETWORKS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Spark Networks, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2008, and hereby appoints Brett A. Zane and Joshua A. Kreinberg, the Company’s Chief Financial Officer and General Counsel and Corporate Secretary, respectively, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Spark Networks, Inc. to be held on June 18, 2008, at 10:00 a.m. Pacific Daylight Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)